Exhibit 10gg
AMENDMENT OF AWARD AGREEMENTS

February 22, 2024

The undersigned is party to one or more Restricted Stock Award Agreements (each, an “RSU Agreement”) and/or Performance Share Long Term Incentive Agreements (each, a “Performance Share Agreement”) with Northwest Natural Holding Company (the “Company”) with unvested awards thereunder (collectively, the “Agreements”).

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned and the Company hereby agree as follows effective as of the date set forth above:

1.    Amendment to Recoupment Provisions.

Section 7 of the RSU Agreement and Section 9 of the Performance Share Agreements are hereby amended and restated in their entirety as follows:

“Recoupment. This award shall be subject to recoupment as provided in the Company’s Code of Conduct and in the Northwest Natural Holding Company Compensation Recovery Policy as in effect on February 22, 2024, as each may be amended, restated or modified from time to time.”
2.    Except as set forth in Section 1 above, each Agreement is unmodified and remains in full force and effect.

RECIPIENT		NORTHWEST NATURAL
HOLDING COMPANY

By:
[___________]		[___________]